UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

To

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Solar Acquisition Corp.
(Name of small business issuer in its charter)

Florida	7310	20-5080271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1905 Pauline Blvd. Suite 1
Ann Arbor, MI 48103
313-948-9181
(Address and telephone number of registrant's principal executive offices and principal place of business)

Peter Klamka
President and Chief Executive Officer
1905 Pauline Blvd. Suite 1
Ann Arbor, MI 48103
Telephone: 313-948-9181
Telecopier: 734-929-9601
(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective
Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐  Accelerated Filer ☐  Non-accelerated filer ☐  Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered Fee	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration
Common Stock, $ -001 par value	1,5000,000 shares	$0.30	$450,000	$25.00
Total	1,5000,000 shares	$0.30	$450,000	$25.00

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

We are offering to the public 1,500,000 shares of common stock, at $0.30 per share, on a “best efforts” basis in a “direct public offering” through our sole officer and director. This offering terminates 365 days after commencement of this offering, which will be upon effectiveness of this registration statement . There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Solar Acquisition Inc. and no commissions will be paid for the sale of the 1,500,000 shares offered by Solar Acquisition Corp.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated bank account. The segregated account is not an escrow, trust or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 3 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

Solar Acquisition Corp.

1,500,000 Shares of Common Stock
Price per share: $0.30
Total cash proceeds if all shares are sold: $450,000

This is our initial public offering. We are offering up to 1,500,000 shares of our common stock at a price of $0.30 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO Peter Klamka.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officer and/or director, Peter Klamka will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Klamka will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless

The purchase of our shares involves substantial risk. See “Risk Factors” beginning on page 7 for a discussion of risks to consider before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to SOLAR ACQUISITION
Per Share	$0.30	$0	$0.30
Total	$450,000	$0	$450,000

Solar Acquisition Corp. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 3 THROUGH 11 BEFORE BUYING ANY SHARES OF SOLAR ACQUISITION CORP’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS  ____________________

Table of Contents

Prospectus Summary	1
Risk Factors	3
Special Note Regarding Forward-Looking Information	9
Capitalization	10
Use of Proceeds	10
Determination of Offering Price	11
Dilution	12
Plan of Distribution and Terms of the Offering	13
Legal Proceedings	14
Director, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	15
Interest of Named Experts and Counsel	18
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	18
Description of Business	19
Reports to Stockholders	26
Plan of Operation	27
Facilities	29
Certain Relationships and Related Party Transactions	29
Market for Common Equity and Related Stockholders Matters	29
Dividends	29
Executive Compensation	30
Shares Eligible for Future Sale	30

Index to Financial Statements
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-11

Prospectus Summary
    This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “Solar Acquisition,” and “SA” refer to Solar Acquisition Corp.

    Solar Acquisition Corp. is a development stage company incorporated in the State of Florida in June of 2006. We were previously a blank check company as we previously had no real business plan or purpose. We have now developed a business plan to Solar Teyin and therefore are no longer a blank check company under Rule 419(a)(2). In June 2008, we entered into a letter of intent with Solar Teyin/Hyundai Heavy Industries Iberica (Solar Teyin) to market solar products. We have not entered into a formal contract with Solar Teyin and there can be no assurance that we will do so.

    Since our inception on June 3, 2006 through September 30, 2008, we have not generated any revenues and have incurred a net loss of $1,001,924.00. Until May 15, 2008, our only business activity was the formation of our corporate entity and searching for merger opportunities. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with concluding our contract with Solar Teyin, beginning to operate our company, basic website development and covering various filing fees and transfer agent fees. We believe that sales generated in the next twelve months will be sufficient to support the limited costs associated with our initial ongoing operations. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

    Solar Acquisition intends to become a United States sales and marketing representative for Solar Teyin. Initially, we intend to utilize the Internet to market their solar products and services to U.S. customers. We expect to expand to dealers and sales representatives as our business and funding grows. Because we commenced operations in May of this year, we currently have no products for sale and will not until we conclude our contract with Solar Teyin or a comparable vendor of solar products and develop our website.

    We intend to offer turnkey services to our customers, including the design, procurement, installation, grid connection, monitoring, maintenance and referrals for solar energy systems offered through Solar Teyin.

    Our business model is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We intend to generate revenues primarily from sales commissions, referral fees, and advertising fees for consumer and dealer services. In the future, we also intend to generate revenues from sales of solar products to a dealer network.

    As of the date of this prospectus we have only one officer and one director, acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered herein, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for corporate expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Solar Acquisition’s address and phone number is:
Solar Acquisition Inc.
1905 Pauline Blvd. Suite 1
Ann Arbor, MI 48103

The Offering

Common Stock Offered
for Sale	Up to a maximum of 1,500,000 shares.
Price to the Public	$0.30 per share in cash.
Use of Proceeds
Primarily for	Offering expenses, sales and marketing, independent contractors and web site improvement.
Number of Shares
Outstanding Prior to the Offering	10,000,000
Number of Shares
Outstanding After the Offering	10,150,000 if 10% of offering sold. 10,375,000 if 25% of offering sold. 10,750,000 if 50% of offering sold. 11,125,000 if 75% of offering sold. 11,500,000 if 100% of offering sold.

Plan of Distribution

 This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by Peter Klamka, our CEO. There is no share minimum investment required from individual investors.

Terms of the Offering

This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our  business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-1 , which may  be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain  that we will be able to sell enough shares to fund our operations appropriately.

(1)	Management may not, and will not purchase any shares in this offering.

RISK FACTORS

Investors in Solar Acquisition should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in June 2006 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

    We were incorporated in June 2006 as a Florida corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $9,350 for the year ended December 31, 2007 and $2,574 for the quarter ended September 30, 2008, (iii) we have incurred losses of $1,000 for the year ending December 31, 2006 and $8,350 for the year ended December 31, 2007, and (iv) incurred losses of $992,574 in the nine months ended September 30, 2008 due to issuance in stock for services rendered and have been focused on organizational and start-up activities, business plan development, and website design since we incorporated. Although we have established a website and commenced the listing of gas stations selling alternative fuels through our website, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Solar Acquisition to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to Solar Acquisition of Mr. Klamka’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

    Our business plan is significantly dependent upon the abilities and continued participation of Peter C. Klamka, our sole officer and director. It would be difficult to replace Mr. Klamka at such an early stage of development of Solar Acquisition. The loss by or unavailability to Solar Acquisition of Mr. Klamka’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Klamka could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Klamka, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Klamka we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Klamka has limited experience in framing an online solar energy marketing company. The lack of experience in framing an online solar energy marketing business could limit or eliminate  your return on investment.

    As a result of our reliance on Mr. Klamka and his lack of experience in developing an online solar energy marketing company, our investors are at risk in losing their entire investment. Mr. Klamka intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Klamka to make the appropriate management decisions.

Mr. Klamka is involved with other businesses including other public companies and there can be no assurance that he will continue to provide services to us. Mr. Klamka’s limited time devotion of less than 20 hours per month to Solar Acquisition could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

    As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Klamka is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Klamka’s ability to work on behalf of our company. Mr. Klamka may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Klamka will devote only a portion, less than 20 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

We need to complete our agreement with Solar Teyin/Hyundai Heavy Industries, as currently we have no legal mechanism is place that will guarantee the participation of any supplier, named or otherwise

    We currently do not have a contract with our principal supplier. At the present time, we only have a letter of intent to form a joint venture with Solar Teyin. No business entity or arraignment has been negotiated or created in furtherance of the intended joint venture. Alternatively, we have not made any efforts to further seek any alternatives to Solar Teyin. Thus, in the event that we are unable to conclude a contact with Solar Teyin, the loss of your entire investment is likely.
Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

    The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.30. See “Dilution”

Because of market pressures from competitors with more resources, we  may fail to implement our business model profitably.

    The business of advertising and marketing on the Internet in general is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us, our competitors, and their advisors.

We are dependent on the popularity of consumer acceptance of solar energy.

    Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of solar energy.

A drop in the retail price of conventional energy or non-solar renewable energy sources may negatively impact our business.

    The demand for our solar energy systems depends in part on the price of conventional energy, which affects return on investment resulting from the purchase of solar energy systems. Fluctuations in economic and market conditions that impact the prices of conventional and non-solar renewable energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the demand for solar energy systems to decline, which would have a negative impact on our business. Changes in utility electric rates could also have a negative effect on our business.

The reduction, elimination or expiration of government subsidies and economic incentives for solar energy systems could reduce the demand for our products.

    Government subsidies are an important factor in the economic determination to purchase a solar energy system. Certain states, including California and Colorado, localities and utilities offer incentives to offset a portion of the cost of qualified solar energy systems. These incentives can take many forms, including direct rebates, state tax credits, system performance payments and renewable energy credits, or RECs. The reduction or elimination of such incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the cost of our systems to our customers, resulting in a significant reduction in demand for our solar energy systems, which would negatively impact our business.

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the installation of solar energy systems, which may significantly reduce demand for our solar energy systems.

    The installation of solar energy systems is subject to oversight and regulation under local ordinances; building, zoning and fire codes; environmental protection regulation; utility interconnection requirements for metering; and other rules and regulations. We attempt to keep up-to-date about these requirements on a national, state and local level and must design and install our solar energy systems to comply with varying standards. Certain cities may have ordinances that prevent or increase the cost of installation of our solar energy systems. In addition, new government regulations or utility policies pertaining to the installation of solar energy systems are unpredictable and may result in significant additional expenses or delays, which could cause a significant reduction in demand for solar energy systems.

Existing regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation and changes to these regulations and policies may deter the purchase and use of solar energy systems and negatively impact development of the solar energy industry.

    The market for solar energy systems is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies adopted by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. For example, currently, metering caps exist in certain jurisdictions, which limit the aggregate amount of power that may be sold by solar power generators into the electric grid. These regulations and policies have been modified in the past and may be modified in the future in ways that could deter purchases of solar energy systems and investment in the research and development of solar energy technology.

For example, without a mandated regulatory exception for solar energy systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. Such fees could increase the cost to our customers of using solar energy systems and make them less desirable, thereby harming our business, operating results and financial condition. Changes in net metering policies could also deter the purchase and use of solar energy systems. In addition, electricity generated by solar energy systems competes primarily with expensive peak hour electricity rates rather than with the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require solar energy systems to achieve lower prices in order to compete with the price of electricity.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

    Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from sales and advertising, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence a modest website. Proceeds will also assist us in further developing our initial business operations, including the enhancement of our website; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

    Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

    As a result of our deficiency in working capital at December 31, 2007 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

    As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

    Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

    Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

About this Prospectus

    You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

          Since the filing of our Form 10SB on September 15, 2006 we have been subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

    All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

    We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Solar Acquisition Corp. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on September 30, 2008

September 30, 2008
TOTAL LIABILITIES	11,850

STOCKHOLDER EQUITY

Common stock, authorized, 100,000,000 shares, par value $.001
- issued and outstanding, 10,000,000 (December 31, 2007 - 100,000)	10,000

Preference shares, authorized, 1,000,000
- issued and outstanding - nil	-

Additional paid in capital	980,100

Deficit accumulated during development stage	(1,001,924)

Total Stockholder Equity(Deficit)	(11,824)

USE OF PROCEEDS

    The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

    The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $444,200. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$450,000

Less: Offering Expenses
Legal	$5,000
Accounting Copying	$5,000 300
SEC & State Filing Fees	500

Net Proceeds from Offering	$439,200

Use of Net Proceeds

Website Enhancements	$100,000
Advertising	$200,000
Transfer Agent Fees	$700
Accounting	$4,500
Working Capital	$134,500

Total Use of Net Proceeds	$439,200

DETERMINATION OF OFFERING PRICE

    In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

    Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

     You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

     As of September 30, 2008, Solar Acquisition’s net tangible book value was ($11,824), or ($0.01) per share of common stock. Net tangible book value is the aggregate amount of Solar Acquisition’s tangible assets less its total liabilities. Net tangible book value per share represents Solar Acquisition’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), Solar Acquisition’s net tangible book value as of the closing of this offering would increase from $(0.01) to $.04 per share. This represents an immediate increase in the net tangible book value of approximately $.05 per share to current shareholders, and immediate dilution of about $.26 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$(0.01)
Increase per share attributable to new investors	$0.05
Net tangible book value per share after offering	$0.04
Dilution per share to new investors	$0.26
Percentage dilution	86%

    The following assumes the sale of 75% of the shares of common stock in this offering. As of September 30, 2008, Solar Acquisition’s net tangible book value was $(11,824), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Solar Acquisition’s tangible assets less its total liabilities. Net tangible book value per share represents Solar Acquisition’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,125,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), Solar Acquisition’s net tangible book value as of the closing of this offering would increase from $(0.01) to $.03 per share. This represents an immediate increase in the net tangible book value of $.04 per share to current shareholders, and immediate dilution of $.27 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$(0.01)
Increase per share attributable to new investors	$0.04
Net tangible book value per share after offering	$0.03
Dilution per share to new investors	$0.27
Percentage dilution	90%

     The following assumes the sale of 50% of the shares of common stock in this offering. As of September 30, 2008, Solar Acquisition’s net tangible book value was $(11,824), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Solar Acquisition’s tangible assets less its total liabilities. Net tangible book value per share represents Solar Acquisition’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), Solar Acquisition’s net tangible book value as of the closing of this offering would increase from $(0.01) to $.02 per share. This represents an immediate increase in the net tangible book value of $.03 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$(0.01)
Increase per share attributable to new investors	$0.03
Net tangible book value per share after offering	$0.02
Dilution per share to new investors	$0.28
Percentage dilution	94%

     The following assumes the sale of 25% of the shares of common stock in this offering. As of September 30, 2008, SOLAR ACQUISITION’s net tangible book value was $(11,824), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of SOLAR ACQUISITION’s tangible assets less its total liabilities. Net tangible book value per share represents SOLAR ACQUISITION’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 375,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), SOLAR ACQUISITION’s net tangible book value as of the closing of this offering would increase from $(0.01) per share to $0.00 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.30 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$(0.01)
Increase per share attributable to new investors	$0.01
Net tangible book value per share after offering	$0.00
Dilution per share to new investors	$0.30
Percentage dilution	100%

    The following assumes the sale of 10% of the shares of common stock in this offering. As of September 30, 2008, SOLAR ACQUISITION’s net tangible book value was $(11,824), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of SOLAR ACQUISITION’s tangible assets less its total liabilities. Net tangible book value per share represents SOLAR ACQUISITION’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting of $10,800), SOLAR ACQUISITION’s net tangible book value as of the closing of this offering would be $.00 per share and, as a result, there will be an immediate increase in the net tangible book value of $.01 per share to current shareholders, but there is an immediate dilution of $.30 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$(0.01)
Increase per share attributable to new investors	$0.01
Net tangible book value per share after offering	$0.00
Dilution per share to new investors	$0.31
Percentage dilution	100%

                       SELLING SECURITY HOLDERS

    None of our security holders is offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

    The following tables summarize, as of September 30, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

    The table below assumes the sale of the 1,500,000 shares offered in this prospectus at an assumed initial public offering price of $0.30 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders (1)	10,000,000	87%	$125,000	22%	$0.02
Public Stockholders	1,500,000	13%	$450,000	88%	$0.30
Total	11,500,000	100%	$575,000	100%

    (1) Includes 100,000 issued in June 2006, to our founding stockholder’s limited liability company for his initial contribution of setting up our corporate entity and providing the website and concept plans for the business opportunity.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

    We are offering to the public 1,500,000 shares of common stock, at $0.30 per share, on a “best efforts,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Solar Acquisition Inc. No commissions will be paid for the sale of the 1,500,000 shares offered by Solar Acquisition.

    This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

    We will sell the shares on a “direct public offering,” basis through our sole officer and director, Peter C. Klamka, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Klamka will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Klamka intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Klamka;

    Mr. Klamka will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Solar Acquisition Corp. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

    Mr. Klamka will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Klamka, nor any affiliates will be purchasing shares in the offering.

    You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Solar Acquisition to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Solar Acquisition where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Solar Acquisition to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Klamka and the funds deposited into an account labeled: Solar Acquisition Corp., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

    We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

    The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Peter Klamka is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Peter Klamka	39	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

    Peter Klamka. President, Secretary/Treasurer, Director and founder of Solar Acquisition from May 2006 to present. Mr. Klamka currently does not spend more than 20 hours per month on Solar Acquisition business. From 1997 to present, Mr. Klamka serves as President and CEO of Legend Mobile Inc. a reporting company trading under the symbol LGMB.OB. From 2002 to 2007, Mr. Klamka served as President and CEO of GiraSolar Inc., a reporting company, focused on solar energy. Mr. Klamka is also President of Miss World Holdings Inc, a reporting company. Mr. Klamka also serves on the board of directors of Phoenix Interests Inc. which is also a reporting company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 1,500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group. T

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Barton PK, LLC (2) Richard Mays Condor Financial Management, S.A. (3) Ecorum Limited (4) liveIR (5) Susan Radke Algol (6) Ajoy Garapati Joe Eberhard HW Funds Group, LLC (7) Dynamic Development (8)	1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 500,000 500,000	10% 10% 10% 10% 10% 10% 10% 10% 10% 5% 5%	8.7% 8.7% 8.7% 8.7% 8.7% 8.7% 8.7% 8.7% 8.7% 4.3% 4.3%
All Directors, Officers and Principal Stockholders as a Group	10,000,000	100%	87%

1.)	The address of each shareholder is care of Solar Acquisition Corp at 1905 Pauline Blvd, Suite 1, Ann Arbor, MI 48103 unless otherwise stated.
2.)	Peter Klamka, sole director and officer of Solar Acquisition Corp., is a beneficial owner in Barton PK, LLC.
3.)	Joe Eberhard is the Director and the address is P.O. Box 9112 CH-8036 Zurich Switzerland
4.)	Joe Eberhard is the Director and the address is P.O. Box 9112 CH-8036 Zurich Switzerland
5.)	Brandon Wynn is the President and the address is 1919 Van Buren St. #611A, Hollywood, FL 33020
6.)	Carol Wynn Eldred is the President and the address is 2212 South Cypress Bend Drive #201, Pompano Beach, FL 33069
7.)	Joe Logan is the Managing Director and the address is 708 Third Avenue, 11th Floor, New York, NY 10017
8.)	Avi Shapiro is the President and the address is YUNITSMAN 2/523, TEL AVIV YAFO 69360, ISRAEL

    “Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

    Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share. 10,000,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 1,500,000 shares offered herein, we will have outstanding 11,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Solar Acquisition, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

    Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

    In each of the listed cases, we will not need any further action or vote by the stockholders.

    One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

    We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Peter Klamka, may later determine to authorize options and warrants for our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

    Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

    The audited financial statements of as of December 31, 2007 and September 30, 2008, are included in this prospectus and have been audited by Gruber and Company, LLC independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    No director of Solar Acquisition will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

Florida Law

    Under section 607.0850  of the Florida Business Corporation Act (the “Act”)  a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

    Section 607.0850(7) of the  Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, wree material to the cause of action so adjudicated and constitute:

•	A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•	A transaction from which the party derived improper personal benefit;
•	In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or
•
Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

    The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

    Solar Acquisition is a development stage company incorporated in the State of Florida in June 2006. We intended to marketing solar energy related products initially through a website and then through dealers and distributors. We have a letter of intent with Solar Teyin to supply solar products to us. We have not commenced revenue generating activities at this time.

    1. Build our existing website – We believe that using the Internet initially will allow us a base for operating our company. Upon completion of the offering, we expect to begin to develop our website and to have a fully developed website during the fourth quarter of 2008.

    2. Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to consumers. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, alternative energy sites, link sharing programs and search engine placements.

    3. Develop and implement a comprehensive consumer information website – In addition to providing consumers with a comprehensive website dedicated to the benefits of solar energy

    4. Develop plans for a dealer network and local installation opportunities. We intend to secure relationships with local contractors and professionals for the installation of products supplied by Solar Teyin purchase through our website or our sales efforts.

Business of Issuer

    We intend to become a distributor and marketer of products for the solar energy industry. We have recently signed a letter of intent with Solar Teyin to distribute their products on a nonexclusive basis in the United States. To further this business arrangement, we intended to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports a searching experience in which highlight various solar products such as solar panels, modules, and inverters.

    One stop at our site is intended to let consumers research online before making the actual purchase of solar products for their homes or commercial buildings. We are designing our website, and browsing experience to let shoppers research detailed information including information on state and local subsidies. Consumers will be able to write reviews of various solar energy products on our site.

    We intend to be an Internet destination and sales outlet in the United States for consumers seeking information regarding solar power for their home and commercial power needs. We intend to utilize the power of the Internet to aggregate in a single location an extensive network of industry participants and a comprehensive database of solar information to create a directory that is local, regional and national in nature.

    Based upon our business model, we intend to provide significant benefits to retailers, consumers and other industry participants by enabling them to advertise, interact and learn with what we believe is a significant online consumer audience related to alternative fuels.

    We also intend to develop a dealer network for Solar Teyin products as well as business relationships with local installers, roofing companies and general contractors with a desire to enter into the solar energy industry.

    Our business model is being built on multiple revenue streams from a variety of sources including direct sales of products, referral fees from local installers, commissions on sales of products from our supplier and advertising from industry participants interested in marketing their services to our consumer audience. We anticipate generating our revenues primarily from sales of products directly to consumers initially.

    Our objective is to build and maintain a superior online sales outlet for facilitating the marketing and sale of solar energy products to consumers. After developing a position in the market for our products and services, we intend to develop a dealer network and sales force for the direct sale of solar energy products.

Inefficiencies of Traditional Advertising Methods

    There is a highly fragmented system of advertising and promotional methods are typically able to reach only consumers in a limited local or regional geographic area for solar energy products. Traditional mass advertising media, such as newspapers, radio or television, are also inefficient because they reach many consumers who are not consumers of alternative energy or specifically solar energy and they do not provide a means to target advertising to consumers who are likely to purchase based upon their individual preferences and interests. Moreover, the costs associated with traditional mass advertising typically rise every year, generally without attendant increases in the size or precision of the audience delivery.

    For the consumer, the process researching solar energy sales outlets is generally viewed as an inefficient process. Consumers historically have not had access in a single, centralized location to the information needed to research and evaluate purchasing decisions for alternative energy.

The Online Solar Energy Opportunity

    Because of the size and fragmented nature of the alternative energy industry and its reliance on the exchange of information, the Internet provides an efficient platform for us to aggregate and disseminate information to consumers as well as to expose both consumers and potential dealers to an extensive range of buying opportunities. Compared with traditional media, the Internet provides significant advantages to us in that we have the ability to target local buyers more cost-effectively, differentiate our products and services more effectively and expand the size of our market to reach potential consumers.

    We believe that consumers are increasingly using the Internet when making purchase decisions about alternative energy products because of the inadequacy of available information from other sources and the convenience of searching a database of aggregated information from the privacy of their home or office. While the Internet substantially increases the amount of information available for researching and evaluating automotive fuel purchasing decisions and choices, this information is often not aggregated at a central, organized source.

    We believe that by providing a marketplace on the Internet where interested consumers of solar energy can meet in a single location will deliver significant value. We I tend to construct powerful Internet marketplace to be an effective environment for reaching an economically and geographically diverse group of targeted consumers who have expressed an interest in alternative energy for their home or commercial business by logging onto our website. Our website is being designed to provide consumers with a “one-stop” destination that incorporates all aspects of content related to solar energy.

Significant Benefits

    If we are able to structure our website the way we envision the website in our business plan, then we believe we will provide significant benefits such as:

•	Online Consumer Audience. We believe we can offer service providers a single point to reach consumers nationwide who are interested in purchasing solar products for immediate consumption.
•	Low Cost and Flexible Services. We intended to offer services on a local, regional or national basis.
•
Wide Range of Listing and Advertising Products. We believe we will offer a host of products aimed at environmentally friendly energy sources. We will also offer our customers enhanced listings, similar to bold listings in Yellow Pages; banner advertising; and individual web pages.

•	National Advertisers. By utilizing the wide range of targeted marketing offerings of Solar Acquisition Corp, national advertisers may be able to gain exposure to a targeted group of purchase-minded consumers at the moment when these consumers are directly engaged in a search for information regarding solar energy products.

Significant Benefits to Consumers.

    We expect that our website will become the leading consumer destination for sales of solar energy products. We will allow consumers to compare economic benefits for installing solar energy products as well as information related to state, local, and Federal government subsidies.
STRATEGY

Our objective is to build and maintain an online retail outlet combined with an educational component for selling solar energy systems to consumers and dealers. We intend to accomplish our objective by pursuing the following strategic initiatives:

•	Enhance and Broaden Services and Content Offerings
We anticipate offering products and services including solar energy components and solar energy systems supplied to us by Solar Teyin. We also plan to enhance and expand the selection criteria of search tools by allowing searches that include information related to local and regional guidelines for solar energy as well as opportunities for rebates and subsidies.. We currently do not have the required software to provide for the type of searches we anticipate; however we anticipate commencing the evaluation process upon completion of the offering.

We intend to further integrate content offerings with our search and purchase functions by deploying new enhanced versions of our website thereby further establishing ourselves as a comprehensive, independent destination for solar energy information and encouraging repeat user visits. Additionally, we intend to broaden the resources available to consumers by developing relationships with other leading solar energy content providers.

•	Increase Brand Awareness and Consumer Traffic
We believe that building consumer and dealer awareness of the products and services that we offer is critical to our effort to build an Internet marketplace destination. We intend to focus our consumer marketing efforts primarily on online advertising with selected high traffic Internet portals and websites. Our strategy is to further increase our brand awareness and website traffic through advertising efforts encompassing online advertising methods and appearing at select trade shows for alternative energy.

•	Leverage Our Business Model

Our business model revolves around facilitating the sale of solar energy products. By combining an expansion of consumer traffic to our website with an expansion of the size and information content, we expect to experience rapid growth in the generation of sales and leads for potential customers of solar energy products. We are developing a scalable business model characterized by multiple revenue streams, a significant portion of which are recurring in nature:

-	sales of solar products direct to consumers from Solar Teyin
-	revenue from facilitating e-commerce transactions for aftermarket products);
-	fees from national advertising programs, promotions and services.

Services to Consumers

We intend to offer consumers a “one-stop” shopping website with all of the information and tools a consumer needs to purchase solar energy products for their homes or commercial buildings.

Product Search, Selection and Listing.

Our proposed website will make the search, selection and education process easy by providing a searchable database of our products, a user-friendly online forms and access to technical support. More specifically, we intend to provide consumers with the following services:

•
Searchable Service Installer Listings. Search our database by city, state, zip code and geographic location and obtain contact information such as e-mail addresses, telephone numbers and of solar installers.

•	"Solar FAQs” Lean about the different types of solar systems for your home or commercial building.
•
Product Information and Consumer Tools. Our website will help consumers select the right system for them based upon their individual preferences, price parameters and financial condition. More specifically, we anticipate providing consumers with the following services:

O	Decision Guide. Complete a simple "Custom Search" question-and-answer form in our interactive decision guide to find out which system best fits the consumer's desires, needs and budget.
O
System Reviews and Comparisons. A compare and shop interface that allows potential customers to compare products, services, and technical information all while having access to reviews by fellow customers, installers, and industry specialists. Review systems from such leading content providers and other consumers.

O	Pricing Guides. A guide to price comparisons between on and off grind sources of energy.

Services to Other Industry Participants

    We intend to offer vendors of ecologically friendly products and services the ability to reach purchase-minded, or service minded consumers on our website in order to capture sales opportunities for which we receive commissions and advertising fees. Our focus will be on industry participants selling products dedicated to environmentally responsible energy consumption.

Aftermarket Goods and Services

    Advertising. If we are successful with our website, we intend to provide national and regional industry participants, who sell aftermarket goods and services, with an effective, efficient and accessible website on which to promote their products and services. These services could include brackets and mounting systems and cleaning and maintenance products.

Technology

    In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software, such as that provided by SAS. The system will be required to maintain operational data records regarding sales of products.

    Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or router failures. We will be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases. These systems are expensive and cause us a capital outlay which we currently do not have.

Competition

    We compete against a variety of websites offering similar content. Barriers to entry on the Internet are relatively low. We anticipate facing significant competition in the future from new websites that offer the same emphasis on solar energy and services and existing websites that introduce competing services.

Alternative Advertising Media

    Our products and services, when available, will compete against a number of websites that offer both solar products and solar information. We will also be competing with traditional media companies such as newspapers (print magazines specializing in environmentally responsible lifestyles which could include ownership and operation of solar energy systems.

Automotive Products and Services

    Our proposed e-commerce service offerings will, upon completion, compete against a verity of Internet and offline alternative companies. There are a number of websites that offer similar products and services, some of which have substantial product listings and shopping information. We will also face competition indirectly from traditional offline stores and suppliers that offer solar products and services similar to those proposed to be on our website.

Content Offerings

    Our content offerings will compete with both Internet and offline content providers. There are a number of websites that provide content related to environmentally responsible living. In addition, print content providers such as magazines, books and newspapers also provide similar content.

    We believe that the principal competitive factors in attracting service stations, automotive vendors and advertisers should include:

-	a large volume of website consumer traffic;
-	an awareness of brand and brand loyalty;
-	the demographics of environmentally responsible consumers; and
-	the cost effectiveness of advertising on a website, including the ability to target advertising to specific audiences.

    We believe that the principal competitive factors in attracting consumers to our website are:

-	breadth and depth of products for sale
-	brand awareness and loyalty;
-	ease of use;
-	website functionality, responsiveness and information;
-	a positive browsing experience for the consumer; and
-	quality of content, other service offerings and customer service.

 Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

    We are a development stage company and currently have only one part-time employee, Peter Klamka, who is also our sole officer and director. We look to Mr. Klamka for his entrepreneurial skills and talents. It is Mr. Klamka who provided us our business plan. For a discussion of Mr. Klamka’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Klamka will coordinate all of our business operations. Mr. Klamka has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

    Mr. Klamka is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.
REPORTS TO STOCKHOLDERS

    We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

    We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

    The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

    Solar Acquisition Corp. is a development stage company incorporated in the State of Florida in May of 2006. We were formed to engage in the business of solar energy products and services. In May 2007 we commenced our planned principal operations, and therefore have no significant assets.

    Since our inception in June 2006 to December 31, 2007, we have not generated any revenues and have incurred a net loss of $9,350. During 2008, we issued additional shares in exchange for consulting services valued at $990,000. Hence, we incurred operating expenses of $992,574 (inclusive of professional fees) resulting in a cumulative loss of $1,001,924.  Until March of 2007, our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business, which included the signing of a letter of intent with a potential supplier. We believe that sales revenue and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

    For the fiscal year ended December 31, 2007 vs. December 31, 2006

    There were no revenues for the fiscal year ended December 31, 2007 or December 31, 2006. Expenses for the year ended December 31, 2007 were $1,000, compared to $8,350 for the year ended December 31, 2006.

    The company did not pay nor recognize any interest expense for the years ended December 31, 2007 and December 31, 2006.

    Nine months ended September 30, 2008 vs. September 30, 2007

    There was no revenue for the nine months ended September 30, 2008 and no revenue for the nine months ended September 30, 2007 and no revenue since inception June 3, 2006.

    Selling, general and administrative expenses for the nine months ended September 30, 2008 were $992,754. As compared to $0 for the same period in 2007. The amount represents consulting fees paid through the issuance of 9,900,000 shares of restricted common shares at a value of $0.10 per share.

    There has been no interest expense or financing costs for the nine months ended September 30, 2008 and the nine months ended September 30, 2007 and no costs since inception June 3, 2006.

Liquidity and Capital Resources

    The Company has no cash. The Company did not have any reportable cash for the years ended December 31, 2007 and December 31, 2006. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Klamka or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

    In the past, Mr. Klamka has provided any cash needed for operations, including any cash needed for this Offering. To date, Mr. Klamka has lent the Company $3,350. Mr. Klamka intends to lend the Company additional capital to pay the accounts payable and to cover any additional costs related to this Offering. The Note that Mr. Klamka currently has with the Company is a non-interest bearing, unsecured, and has no term of repayment.

Equity Distribution to Management

    Since our incorporation, we have raised capital through private sales of our common equity.  As of November 30 2008, we have issued 10,000,000 shares of our common stock to various shareholders and our manager, Peter Klamka, in exchange for cash of and services valued at $1,000,000.  Specifically, Mr. Klamka received 1,000,000 shares in exchange for services relating to our organization, development or our business plan, and negotiation of our Letter of Intent with Solar Teyin.

Off-Balance Sheet Arrangements

    We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

    We currently maintain an office at 1905 Pauline Blvd. Suite 1, Ann Arbor, MI 48103. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Klamka, our sole officer and director, and our full time employee provides us a facility in which we conduct business on our behalf. Mr. Klamka does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

    As a result of our method of operations and business plan we do not require personnel other than Mr. Klamka to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    The Company utilizes office space provided at no cost from Mr. Klamka, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

    During June of 2006, Mr. Klamka received 100,000 shares of common stock, at a price of $0.001 per share as a founder of Solar Acquisition. He received an additional 900,000 shares in connection with the Solar Teyin letter of intent at a price of ..002 per share. Mr. Klamka is the sole officer, director, stockholder, and promoter of Solar Acquisition and developed the website and business plan.

    Mr. Klamka currently holds a promissory note with the Company for lending $3,350 to the Company for operating expenses. The promissory note does not have a term of repayment, is non-interest bearing, and is unsecured.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

    We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

    The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

    We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

    Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation of our sole officer and director, Peter Klamka from inception (June 3, 2006) to September 30, 2008.

Summary Compensation Table
		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
Peter Klamka, President, Secretary Treasurer	2006	$-0-	$-0-	$-0-	$-0-	$-0-
	2007	$-0-	$-0-	$-0-	$-0-	$-0-
	2008	$-0-	$-0-	$-0-	$-0-	$-0-

    Mr. Klamka has not received any monetary compensation or salary since the inception of the Company. Mr. Klamka has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.
Directors’ Compensation

    Directors are not entitled to receive compensation for services rendered to Solar Acquisitions, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

    Solar Acquisitions did not grant any stock options to the executive officer during the most recent fiscal period ended June30, 2008. Solar Acquisitions has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

    There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

    Mr. Klamka has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

    We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

    Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

    Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

    The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

FINANCIAL STATEMENTS
SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

Contents

Gruber & Company, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Solar Acquisition, Corp.
A Development Stage Company

We have audited the accompanying balance sheet of  Solar Acquisition, Corp,(a development stage company), as of December 31, 2007, and the related statements of operations, stockholders’ deficiency, and cash flows for the year then ended and for the period from June 3, 2006 (date of inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar Acquisition Corp., (a development stage company), as of December 31, 2007 and the results of its operations and its cash flows for the year then ended and for the period June 3, 2006 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC
Lake Saint Louis, Missouri

121 Civic Center Drive, Suite 225, Lake Saint, Missouri  63367
Telephone  (636)561-5639      Fax (636)561-0735

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS	December 31,	December 31,
CURRENT	2007	2006
Cash	$100	$100

TOTAL ASSETS	$100	$100

LIABILITIES AND STOCKHOLDER DEFICIT

CURRENT
Accounts payable	$6,500	$5,500
Note payable	2,850	2,850

TOTAL LIABILITIES	9,350	8,350

STOCKHOLDER DEFICIT

Common stock, authorized, 50,000,000 shares, par value $.001
- issued and outstanding, 100,000	100	100

Deficit accumulated during development stage	(9,350)	(8,350)

Total Stockholder Equity(Deficit)	(9,250)	(8,250)

TOTAL LIABILITIES AND STOCKHOLDER DEFICIT	$100	$100

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	Year	Year	June 3, 2006
	Ended	Ended	(Inception)
	Dec 31,	Dec 31,	To Dec 31,
	2007	2006	2007
REVENUE	$-	$-	$-

OPERATING EXPENSES

Professional fees	1,000	8,000	9,000
General and administrative	-	350	350

Total Operating Expenses	1,000	8,350	9,350

NET INCOME(LOSS)	$(1,000)	$(8,350)	$(9,350)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	100,000	100,000

BASIC AND DILUTED LOSS PER SHARE	$-	$-

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER EQUITY
FROM INCEPTION(JUNE 3, 2006) TO DECEMBER 31, 2007

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance - June 3, 2006	-	$-	$-		$-

Common stock issued	100,000	100	-		100

Net loss for the initial period	-	-	(8,350)		(8,350)

Balance - December 31, 2006	100,000	100	(8,350)		(8,250)

Net income(loss) – For the year endedDecember 31, 2007	-	-	(1,000)		(1,000)

Balance - December 31, 2007	100,000	$100	$(9,350)	$	(9,250)

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	Year	Year	June 3, 2006
	Ended	Ended	(Inception)
	Dec 31,	Dec 31,	To Dec 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2007	2006	2007
Net income(loss)	$(1,000)	(8,350)	$(13,350)
Changes in assets and liabilities
Increase in accounts payable	1,000	5,500	10,500

Cash Used In Operating Activities	-	(2,850)	(2,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	-	100
Note payable	-	2,850-	2,850

Cash Provided By Financing Activities	-	- 2,850	2,950

NET CHANGE IN CASH	-	-	100

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	100	100	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$100	$100	$100

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

SOLAR ACQUISITION CORP. (the “Company”) was incorporated in the State of Florida on June 3, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued):

(f)	Loss per Common Share:
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:
The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity. The note payable approximates fair value based on market rates available to the Company for financing with similar terms.

NOTE 2 -  NOTE PAYABLE:

Notes payable from a related party is unsecured, non-interest bearing and has no fixed terms of repayment.

NOTE 3 -  CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is fifty million (50,000,000) common shares with a par value of $.001.  On June 9, 2006, the company issued 100,000 shares at par value of $.001 for $100.

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:

In March 2006, the FASB issued SFAS No. 156, “Accounting for  Servicing of Financial Assets”, which amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and  Extinguishments of Liabilities”. In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent  measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:(continued)

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises’ financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is  currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company’s results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (Topic 1N), “Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:(continued)

statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, “Accounting Changes and Error Corrections.” Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years’ historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year’s beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No.108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company’s results of operations and financial condition.

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s condensed consolidated financial statements.

On February 9, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:(continued)

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141R”). SFAS 141R amends SFAS 141 and provides guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any non-controlling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R will be effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements shall be applied prospectively.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30,	December 31,
ASSETS	2008	2007
CURRENT	(Unaudited)	(Audited)
Cash	$26	$100

TOTAL ASSETS	$26	$100

LIABILITIES AND SHAREHOLDER EQUITY

CURRENT
Accounts payable	$6,000	$6,500
Notes payable	5,850	2,850

TOTAL LIABILITIES	11,850	9,350

STOCKHOLDER EQUITY

Common stock, authorized, 100,000,000 shares, par value $.001
- issued and outstanding, 10,000,000 (December 31, 2007 - 100,000)	10,000	100

Preference shares, authorized, 1,000,000
- issued and outstanding - nil	-	-

Additional paid in capital	980,100	-

Deficit accumulated during development stage	(1,001,924)	(9,350)

Total Stockholder Equity(Deficit)	(11,824)	(9,250)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$26	$100

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS(Unaudited)
					June 3, 2006
	THREE MONTHS ENDED		NINE MONTHS ENDED		(Inception)
	SEPTEMBER 30,		SEPTEMBER 30,		To September 30,
	2008	2007	2008	2007	2008

REVENUE	$-	$-	$-	$-	$-

OPERATING EXPENSES

Professional fees	2,500	-	2,500	-	11,500
Consulting fees	-	-	990,000	-	990,000
General and administrative	74	-	74	-	424

Total Operating Expenses	2,574	-	992,574	-	1,001,924

NET INCOME(LOSS)	$(2,574)	$-	$(992,574)	$-	$(1,001,924)

WEIGHTED AVERAGE NUMBER OF SHARES	830,000	100,000	830,000	100,000

BASIC AND DILUTED LOSS PER SHARE	$-	$-	$(1.20)	$-

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER EQUITY
FROM INCEPTION(JUNE 3, 2006) TO SEPTEMBER 30, 2008

			ADDIT'L
	COMMON STOCK		PAID IN	ACCUMULATED
	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
Balance - June 3, 2006	-	$-	$-	$-	$-

Common stock issued	100,000	100	-	-	100

Net loss	-	-	-	(9,350)	(9,350)

Balance - December 31, 2006	100,000	100	-	(9,350)	(9,250

Net income(loss) - December 31, 2007	-	-	-	-	-

Balance - December 31, 2007	100,000	100	-	(9,350)	(9,250)

Issuance of stock for services	9,900,000	9,900	980,100	-	990,000
Net income(loss) - September 30, 2008	-	-	-	(992,574)	(992,574)

Balance - September 30, 2008	10,000,000	$10,000	$980,100	$(1,001,924)	$(11,824)

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

			June 3, 2006
	NINE MONTHS ENDED		(Inception)
	SEPTEMBER 30,		To September 30,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(992,574)	-	$(1,001,924)
Changes in assets and liabilities
Stock issued for services	990,000		990,000
Increase(decrease) in accounts payable	(500)	-	6,000

Cash Used In Operating Activites	(3,074)	-	(5,924)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	-	100
Increase in note payable	3,000	-	5,850

Cash Provided By Financing Activities	3,000	-	5,950

NET CHANGE IN CASH	(74)	-	26

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	100	100	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$26	$100	$26

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

SOLAR ACQUISITION CORP. (the “Company”) was incorporated in the State of Florida on June 3, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The  accompanying  financial  statements  have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management,  these interim  financial  statements  include all adjustments necessary in order to make them not misleading.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued):

(e)	Income Taxes:continued

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:
The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity. The note payable approximates fair value based on market rates available to the Company for financing with similar terms.

NOTE 2 -  NOTE PAYABLE:

Notes payable from a related party is unsecured, non-interest bearing and has no fixed terms of repayment.

NOTE 3 -  CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is fifty million (50,000,000) common shares with a par value of $.001.  On June 9, 2006, the company issued 100,000 shares at par value of $.001 for $100.

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

On May 15, 2008, the Company increased its authorized share capital to 100,000,000 shares of common stock and 1,000,000 shares of preferred stock having voting rights of 100 shares of common stock for each share of preferred stock.

On June 1, 2008, the Company issued an additional 9,900,000 shares of common stock for consulting services rendered having a value of $990,000.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No.108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:(continued)
In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s condensed consolidated financial statements.

On February 9, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements", which is an amendment of Accounting Research Bulletin ("ARB") No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations." This statement replaces FASB Statement No. 141, "Business Combinations." This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

SOLAR ACQUISITION CORP.
A Development Stage Company
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:(continued)

SFAS No. 141(R) prospectively to business combinations for which the acquisition date is on or after January 1, 2009. Earlier application is not permitted.

In February 2008, the FASB issued FASB Staff Position FAS 157-2 (“FSP FAS 157-2”) “ Effective Date of FASB Statement No. 157” which delays the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis to fiscal years beginning after November 15, 2008.  These non-financial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and non-financial assets acquired and non-financial liabilities assumed in a business combination. The Company has not applied the provisions of SFAS No. 157 to its non-financial assets and non-financial liabilities in accordance with FSP FAS 157-2.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”).  SFAS No. 160 will change the accounting and reporting for minority interests, which will be re-characterized as non-controlling interests and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, and will be adopted by us in the first quarter 2009.  SFAS No. 160 is currently not expected to have a material effect on the Company’s results of operations, cash flows or financial position.

In June 2008, the FASB issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. This guidance states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents are participating securities and should be included in the computation of earnings per share using the two-class method outlined in SFAS No. 128, Earnings per Share. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The adoption of this new guidance on January 1, 2009 should not have an effect on our reported earnings per share.

Prospectus
_____________________

Solar Acquisition Corp.
1905 Pauline Blvd. Suite 1
Ann Arbor, MI 48103
313-948-9181

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

1.  Under section 607.0850  of the Florida Business Corporation Act (the “Act”)  a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

Section 607.0850(7) of the  Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

•	A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•	A transaction from which the party derived improper personal benefit;
•	In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or
•
Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

2.  The Issuer’s Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Florida General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:
Amount
SEC registration fee	$300.00
Blue Sky fees and expenses	500.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00
Total	$10,800.00

Item 26.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing SOLAR ACQUISITION CORP., on June 1, 2006, Peter Klamka via Barton PK, LLC was issued 100,000 shares of restricted common stock in exchange for services, the business plan of SOLAR ACQUISITION CORP., and SOLAR ACQUISITION CORP.’s web site and domain name.

In connection with providing consulting services, Peter Klamka, via Barton PK, LLC was issued an additional 900,000 shares for seeking out certain opportunities and negotiation the contract with Solar Teyin.

The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

Additionally, 9,000,000 shares were issued to various persons for services and consideration totaling $125,000 in reliance on the exemption under Rule 506 of Regulation D of the Securities Act of 1933 or under the exemption provided under Regulation S. All investors provided information claiming status as either a.) an accredited investor under Rule 501 of Regulation D or b.) a foreign investor under Regulation S.

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name
1.1	Subscription Agreement
3.1	Certificate of Incorporation
3.2	By-Laws
3.3	Amendment to Certificate of Incorporation
4.1	Form of Common Stock Certificate
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality
10.1	Loan Agreement with Peter Klamka
10.2	Promissory Note with Peter Klamka
23.1	Consent of Gruber and Company, LLC
99.1	LOI with Solar Teyin

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

    (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

              I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Ann Arbor, State of Michigan, on February 9, 2009 .

  Solar Acquisition Corp.

/s/ Peter Klamka
-----------------------------------
Peter Klamka,
President, Chief Executive Officer,
Treasurer and Principal Financial
Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE
/s/ Peter Klamka --------------------- Peter Klamka	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	February 9, 2009

/s/ Peter Klamka --------------------- Peter Klamka	Vice President and Secretary	February 9, 2009

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

SOLAR ACQUISITION CORP.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
1.1	Subscription Agreement	Previously Filed on January 8, 2009 with S-1/A
3.1	Certificate of Incorporation and Amendment	Previously Filed on September 26, 2008 with S-1/A
3.2	By-Laws	This Filing
3.3	Amendment to the Certificate	This Filing of Incorporation
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed on J anuary 8, 2009 with S-1/A
10.1	Loan Agreement with Peter Klamka	Previously Filed on January 8, 2009 with S-1/A
23.1	Consent of Gruber and Company, LLC	Previously Filed on January 8, 2009 with S-1/A
99.1	LOI with Solar Teyin	Previously Filed on September 26, 2008 with S-1/A